SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2013

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 11, 2013, the Board of Directors of C. R. Bard, Inc. (the “Company”) elected Lieutenant General (Ret.) David F. Melcher as a director. Mr. Melcher is currently the Chief Executive Officer and President of Exelis Inc., a diversified, global aerospace, defense, information and technical services company, which was spun off from ITT Defense & Information Solutions (“ITT”) in October 2011. Prior to the spinoff, Mr. Melcher most recently served as President of ITT, which he joined in August 2008 following 32 years of distinguished service in the U.S. Army. He currently serves on the Board of Directors of the White House Fellows Foundation and Association and on the National Defense Industrial Association’s Board of Trustees. Mr. Melcher will serve on the Audit, Compensation and Finance Committees of the Board of Directors of the Company.

Mr. Melcher will participate on the same basis as all other non-employee directors in the Company’s 2005 Directors’ Stock Award Plan and Stock Equivalent Plan for Outside Directors, each as amended and restated, and may defer all or a portion of his cash fees under the Company’s Deferred Compensation Contract, Deferral of Director’s Fees. These plans and compensation arrangements are described in more detail under the heading “Director Compensation” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC. (Registrant)

Date: December 17, 2013	By:	/s/ Richard C. Rosenzweig
Name: Richard C. Rosenzweig
Title: Vice President, Law and Assistant Secretary